As filed with the Securities and Exchange Commission on May 1, 2014

Registration No. 333-190311

Registration No. 333-181901

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 Registration Statement No. 333-190311

FORM S-8 Registration Statement No. 333-181901

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BROADWIND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-0409160
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3240 South Central Avenue

Cicero, Illinois 60804

(Address of principal executive offices)

Broadwind Energy, Inc.
Broadwind Energy, Inc. Employees’ 401(k) Plan

(Full title of the plan)

David W. Fell
Vice President, General Counsel and Secretary
Broadwind Energy, Inc.
3240 South Central Avenue

Cicero, Illinois 60804
(708) 780-4800

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Matthew G. McQueen

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

REMOVAL OF SECURITIES FROM REGISTRATION

Broadwind Energy, Inc., a Delaware corporation (the “Registrant”) filed Registration Statements on Form S-8 (File No. 333-190311 and 333-181901) (the “Registration Statements”) with the Securities and Exchange Commission on August 1, 2013 and June 5, 2012, respectively. The Registration Statements covered an aggregate of 3,200,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Registrant to be issued under the Broadwind Energy, Inc. Employees’ 401(k) Plan (the “Plan”), and an indeterminate amount of plan interests.

The Plan has terminated the option to invest in shares of Common Stock under the Plan. Any investment of Plan accounts in Common Stock is frozen such that participants in the Plan may only liquidate the Common Stock. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to remove from registration the Common Stock and plan interests not heretofore issued pursuant to the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Common Stock and plan interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cicero, State of Illinois, on May 1, 2014.

BROADWIND ENERGY, INC.

By:	/s/ STEPHANIE K. KUSHNER
	Name:	Stephanie K. Kushner
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated:

Signature	Title	Date

*	President and Chief Executive Officer and	May 1, 2014
Peter C. Duprey	Director (Principal Executive Officer)

*	Executive Vice President and Chief Financial	May 1, 2014
Stephanie K. Kushner	Officer (Principal Financial Officer)

*	Vice President and Corporate Controller	May 1, 2014
Robert R. Rogowski	(Principal Accounting Officer)

*	Director and Chairman of the Board	May 1, 2014
David P. Reiland

*	Director	May 1, 2014
Terence P. Fox

*	Director	May 1, 2014
Charles H. Beynon

*	Director	May 1, 2014
William T. Fejes, Jr.

*	Director	May 1, 2014
Thomas A. Wagner

By:	/s/ DAVID W. FELL
David W. Fell
Attorney-in-fact

By:	/s/ STEPHANIE K. KUSHNER
Stephanie K. Kushner
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to the registration statements to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Cicero, State of Illinois, on May 1, 2014.

BROADWIND ENERGY, INC. EMPLOYEES’ 401(K) PLAN

By:	/s/ JULIE NASS
Name:	Julie Nass
Title:	Plan Administrator